Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-1 (333-224386 and 333-226395) and on Form S-3 (File No. 333-221492) of Citius Pharmaceuticals, Inc. of our report dated December 11, 2018, relating to the consolidated financial statements of Citius Pharmaceuticals, Inc., appearing in the Annual Report on Form 10-K for the year ended September 30, 2018.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

December 11, 2018